Exhibit 10.1

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 23 day of March 2010, by and between Silicon Valley Bank (“Bank”) and ST. BERNARD SOFTWARE, INC., a Delaware corporation (“Borrower”) whose address is 15015 Avenue of Science, San Diego, CA 92128.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of July 23, 2008 and that certain Fifth Amendment to Loan and Security Agreement dated as of February 27, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) extend additional credit and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1           Section 2.1.5 (Term Loans).  Section 2.1.5 is amended in its entirety and replaced with the following:

“2.1.5           Term Loan A.

(a)           Term Loan A.  Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, during the Draw Period, one term loan (“Term Loan A”) in an aggregate amount not to exceed the Term Loan A Amount.  When repaid, Term Loan A may not be re-borrowed.   Borrower shall use the proceeds of Term Loan A to repay Indebtedness owing from Borrower to Partners for Growth and when Term Loan A is made, Bank shall wire the proceeds thereof directly to Partners for Growth.

(b)           Repayment. Interest accrues from the date of Term Loan A at the rate in Section 2.3(a)(ii) and is payable monthly. On the Term Loan A Maturity Date, all principal and accrued interest on Term Loan A shall be paid in full.”

2.2           Section 2.1.6 (Term Loan B). New Section 2.1.6 is added as follows:

“2.1.6           Term Loan B.

(a)           Term Loan B.  Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, during the Draw Period, one term loan (“Term Loan B”) in an aggregate amount not to exceed the Term Loan B Amount.  When repaid, Term Loan B may not be re-borrowed.   Borrower shall use the proceeds of Term Loan B to repay Indebtedness owing from Borrower to Partners for Growth and when Term Loan B is made, Bank shall wire the proceeds thereof directly to Partners for Growth

(b)           Repayment.  Borrower shall repay Term Loan B in (i) twenty four (24) equal installments of principal, plus (ii) monthly payments of accrued interest (each, a  “Term Loan B Payment”).  Beginning on the day thirty (30) days following the date Term Loan B is made, each Term Loan B Payment shall be payable on the same day of each month thereafter.  Borrower ’s final Term Loan B Payment, due on the Term Loan B Maturity Date, shall include all outstanding principal and accrued and unpaid interest under Term Loan B.

(c)           Prepayment.  At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of Term Loan B, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay Term Loan B at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to Term Loan B through the date the prepayment is made; (ii) all unpaid principal with respect to Term Loan B; (iii) a prepayment fee equal to (A) two percent (2.00%) of the amount outstanding under Term Loan B at the time of prepayment if prepayment occurs sooner than twelve (12) months from the date Term Loan B is made or (B) one percent (1.00%) of the amount outstanding under Term Loan B at the time of prepayment if prepayment occurs more than twelve (12) months from the date Term Loan B is made but not more than twenty-four (24) months from the date Term Loan B is made, (the “Term Loan Prepayment Fee”), and such Term Loan Prepayment Fee shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.  Notwithstanding the foregoing, Bank agrees to waive the Term Loan Prepayment Fee if Bank agrees to refinance and redocument this Agreement with Bank or under another division of Bank prior to the Term Loan B Maturity Date”

2.3           Section 2.3(a) (Interest Rate).  Section 2.3(a) is amended in its entirety and replaced with the following:

“(a)           Interest Rates.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of two percentage points (2.00%) above the Prime Rate or six percent (6.00%) which interest shall be payable monthly in accordance with Section 2.3(f) below.

(ii)           Term Loan A.  Subject to Section 2.3(b), the principal amount outstanding under Term Loan A shall accrue interest at a floating per annum rate equal to the greater of two percentage points (2.00%) above the Prime Rate or six percent (6.00%) which interest shall be payable monthly in accordance with Section 2.3(f) below.

(iii)           Term Loan B.  Subject to Section 2.3(b), the principal amount outstanding under Term Loan B shall accrue interest at a floating per annum rate equal to the greater of three and one half percentage points (3.50%) above the Prime Rate or seven and one half percent (7.50%) which interest shall be payable monthly in accordance with Section 2.3(f) below.”

2.4           Section 2.4 (Fees).  Section 2.4 is amended in its entirety and replaced with the following:

“2.4           Fees.  Borrower shall pay to Bank:

(a)           Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance or renewal of such Letter of Credit by Bank;

(b)           Early Termination Fee.  Subject to the terms of Section 4.1, the Early Termination Fee in accordance with Section 12.1;

(c)           Term Loan Prepayment Fee.  The Term Loan Prepayment Fee in accordance with Section 2.1.6(c);

(d)           Success Fee.  Upon the closing of a Corporate Transaction where the consideration payable with respect to one share of the fully diluted common stock of Borrower is less than fifty seven cents ($0.57) per share, a Success Fee equal to the Success Fee Amount. The provisions of this Section 2.4(d) shall survive termination of this Agreement and/or repayment in full of all the Obligations;

(e)           Collateral Monitoring Fee.  A monthly collateral monitoring fee of Six Hundred Fifty Dollars ($650), payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement); and

(f)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.”

2.5           Section 6.9 (Financial Covenants).  Section 6.9 is amended in its entirety and replaced with the following:

“6.9           Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Tangible Net Worth.  A Tangible Net Worth not less than negative Eighteen Million Dollars ($18,00,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after January 31, 2010 and the principal amount of Subordinated Debt received after January 31, 2010.

(b)           Billings to Plan.  As of the last day of each month, Borrower’ s billings for the rolling three (3)  months, shall be at least eighty percent (80%) of Borrower’s projected billings for such month as outlined in Borrower’s forecast provided to Bank on February 2, 2010 and any revisions to such plan that are approved in writing by Bank.  Any such revisions to such plan that are approved by Borrower’s board of directors shall be provided to Bank within five (5) days of approval by Borrower’s board of directors.”

2.6           Section 12.1 (Termination Prior to Revolving Line Maturity Date).  Section 12.1 is amended in its entirety and replaced with the following:

“12.1           Termination Prior to Revolving Line Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations and cash collateralized Letters of Credit extending beyond the termination date of this Agreement).  If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to the Applicable Termination Fee Amount (the “Early Termination Fee”).  The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.  Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Agreement under another division of Bank (in its sole and exclusive discretion) prior to the Revolving Line Maturity Date.”

2.7           Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of Borrower, or any reorganization, consolidation, or merger of Borrower where Borrower is not the surviving entity or holders of Borrower’s securities before the transaction receive compensation for their securities in the form of cash, other securities or otherwise.

“Applicable Termination Fee Amount” means (i) Eighty Thousand Dollars ($80,000) if this Agreement is terminated on or prior to November 15, 2010, (ii) Forty Thousand Dollars ($40,000) if this Agreement is terminated after November 15, 2010 but prior to February 15, 2011 and (iii) Twenty Thousand Dollars ($20,000) if this Agreement is terminated after February 15, 2011 but prior to the Revolving Line Maturity Date.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) or the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, minus (e) the outstanding principal amount of Term Loan A and minus (f) the outstanding principal balance of any Advances.

“Borrowing Base” means (i) eighty percent (80%) of Eligible Accounts and (ii) the lesser of (a) sixty percent (60%) of Advanced Billing Accounts or (b) Six Hundred Thousand Dollars ($600,000), as determined by Bank from Borrower’s Transaction Report submitted at the end of the most recently ended month; provided, however, that Bank may, with notice to Borrower, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Corporate Transaction”  is (i) an IPO, (ii) an Acquisition or (iii) a dissolution or liquidation of Borrower that occurs within twenty four (24) months of the Sixth Amendment Effective Date.

“Credit Extension” is any Advance, Term Loan A, Term Loan B, each Letter of Credit, the FX Reserve, any amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Draw Period” is the period of time from March __, 2010 through the earlier to occur of (a) July 20, 2010 or (b) an Event of Default.

“IPO” is the initial public offering of Borrower’s equity securities.

“Revolving Line” is an Advance or Advances in an amount up to Two Million Three Hundred Thousand Dollars ($2,300,000).

“Revolving Line Maturity Date” is May 15, 2011.

“Sixth Amendment Effective Date” means March __, 2010.

“Success Fee Amount” means an amount equal to the lesser of (i) Thirty Five Thousand Eighty Eight Dollars ($35,088) or (ii) the product of (a) One Hundred Forty Thousand Three Hundred Fifty One (140,351) and (b) the difference between (I) the consideration payable with respect to one share of the fully diluted common stock of Borrower in connection with the Corporate Transaction and (II) fifty seven cents ($0.57).

“Term Loan A” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan A Amount” is an amount equal to Three Hundred Thousand Dollars ($300,000).

 “Term Loan A Maturity Date” is May 15, 2011.

“Term Loan B” is a loan made by Bank pursuant to the terms of Section 2.1.6 hereof.

“Term Loan B Amount” is an amount equal to Two Hundred Thousand Dollars ($200,000).

 “Term Loan B Maturity Date” is the date twenty four (24) months after Term Loan B is made.

“Term Loan B Payment” is defined in Section 2.1.6 hereof.

2.8           Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on the Sixth Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness.  This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (b) the payment by Borrower of a renewal fee with respect to the Revolving Line in the amount of Eighteen Thousand Four Hundred Dollars ($18,400), (c) the payment by Borrower of a facility fee with respect to Term Loan B in the amount of Two Thousand Dollars ($2,000) and (d) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower.

7.           Reference to and Effect on the Loan Agreement and the Other Documents.  (i) On and after the Sixth Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; and (ii) except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Derek R. Brunelle Name: Derek R. Brunelle Title: Relationship Manager	BORROWER ST. BERNARD SOFTWARE, INC. By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: VP of Finance

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: ST. BERNARD SOFTWARE, INC.	Date:____________________________

The undersigned authorized officer of ST. BERNARD SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end of each month	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$_______*	$_______	Yes No
Billings to plan	80%	_____%	Yes No

* A Tangible Net Worth not less than negative Eighteen Million Dollars ($18,00,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after January 31, 2010 and the principal amount of Subordinated Debt received after January 31, 2010.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

ST. BERNARD SOFTWARE, INC. By: Name: Title:
BANK USE ONLY

Received by: _______________________________
authorized signer
Date:  ____________________________________

Verified: __________________________________
authorized signer
Date: ____________________________________

Compliance Status:                                         Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

Tangible Net Worth (Section 6.9(a))

Required:                      A Tangible Net Worth not less than Eighteen Million Dollars ($18,00,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after January 31, 2010 and the principal amount of Subordinated Debt received after January 31, 2010.

Actual:

A.	Aggregate net worth of Borrower	$______
B.	Aggregate value of intangible assets of Borrower	$______
C.	Aggregate Subordinated Debt	$______
D	Tangible Net Worth (line A minus line B plus line C)	$______

Is line D equal to or greater than the dollar amount required above?

_______  No, not in compliance                                                                            _______ Yes, in compliance

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

Borrower: ST. BERNARD SOFTWARE, INC. Bank: Silicon Valley Bank	Date: March 23, 2010

I hereby certify as follows, as of the date set forth above:

1.  I am the Secretary, Assistant Secretary or other officer of the Borrower.   My title is as set forth below.

2.  Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of
                            DE                                       .
             [print name of state]

3.  Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above.  Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Thalia Gietzen	VP of Finance	/s/ Thalia Gietzen	☒
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Silicon Valley Bank ("Bank").
Execute Loan Documents.  Execute any loan documents Bank requires.
Grant Security.  Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit.  Apply for letters of credit from Bank.
Foreign Exchange Contracts.  Execute spot or forward foreign exchange contracts.
Issue Warrants.  Issue warrants for Borrower's capital stock.
Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.  The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: VP of Finance

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the EVP Sales, Marketing, Service of Borrower, hereby certify as to paragraphs 1 through 5 above, as
          [print title]
of the date set forth above.

By: /s/ Steven Yin Name: Steven Yin Title: EVP Sales, Marketing, Service